Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4:  Daniel Zeff

Date of Earliest Transaction Required to be Reported:  January 8, 2008

Issuer Name and Ticker Symbol:  Commerce Energy Group, Inc. (EGR)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group, Inc.

ZEFF HOLDING COMPANY, LLC                    ZEFF CAPITAL PARTNERS I, L.P                          SPECTRUM GALAXY FUND LTD.

                                             By:  Zeff Holding Company, LLC, as general partner


By:                                          By:                                                   By:
   ------------------------------                -------------------------------                       ----------------------------
         Name:  Daniel Zeff                      Name:  Daniel Zeff                                    Name:  Dion R. Friedland
         Title:     Manager                      Title:     Manager                                    Title:     Director
